CTI BioPharma Receives $10 Million Milestone Payment for TRISENOX® SEATTLE, Feb. 11, 2019 - CTI BioPharma Corp. (NASDAQ:CTIC) today announced that it has received a $10 million milestone payment from Teva Pharmaceutical Industries Ltd. related to the achievement of sales milestones for TRISENOX® (arsenic trioxide). TRISENOX was acquired from CTI BioPharma by Cephalon, Inc. (Cephalon). Cephalon was subsequently acquired by Teva. The milestone was paid pursuant to an acquisition agreement for TRISENOX entered into with Cephalon under which CTI BioPharma is eligible to receive up to an additional $40 million in payments upon achievement by Teva of specified sales and development milestones related to TRISENOX. About CTI BioPharma Corp. CTI BioPharma Corp. is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. The CTI BioPharma lead product candidate, pacritinib, is being developed for the treatment of patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our the potential to receive up to an additional $40 million in payments upon achivement of specified sales and development milestones related to TRISENOX. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: we may not receive any additional payments related to TRISENOX; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

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